EXHIBIT 99.1

PRA Group Reports Fourth Quarter and Full Year 2017 Results

NORFOLK, Va., Feb. 27, 2018 (GLOBE NEWSWIRE) -- PRA Group (Nasdaq:PRAA), a global leader in acquiring and collecting nonperforming loans, today reported its financial results for the fourth quarter and full year of 2017.  The company reported net income of $86.9 million in the fourth quarter, compared with a net loss of $17.6 million in the prior year period.  Diluted earnings per share were $1.92 versus a loss of $0.38 in the fourth quarter of 2016.  For the full year of 2017 net income was $162.3 million, or $3.54 per diluted share, versus $85.1 million or $1.83 per diluted share in the prior year.  Financial performance in the quarter was impacted by certain special items including a one-time, net after-tax benefit of $73.2 million due to the Tax Cuts and Jobs Act, pre-tax expense of $1.7 million from the impairment of a legacy PRA Group Europe passive investment, and after-tax expense of $2.0 million related to redeemable noncontrolling interest in a Polish securitization fund.

“PRA Group had a productive fourth quarter increasing cash collections 8%, investing significant capital with a record quarter in Americas Core, increasing estimated remaining collections (ERC) to $5.70 billion and increasing the number of net new full-time U.S. based collectors to over 2,725,” said Kevin Stevenson, president and chief executive officer.  “In 2017, we raised capital to prepare for additional portfolio investment, invested record amounts in Americas Core and Americas Insolvency, announced the opening of two new call centers in the U.S., added over 1,100 net new full-time U.S. based collectors, and collected more cash than ever in Europe Core.  I am extremely pleased by what we have accomplished this year.”

Fourth Quarter Highlights

  Cash collections of $376.3 million, an increase of 8% versus the fourth quarter of 2016.
    Americas Insolvency collections increased 12% versus the prior year quarter.
    Europe Core cash collections increased 10%.
    Americas Core cash collections increased 6% with U.S. call center cash collections increasing 16%.
  Investment in portfolios was $374.6 million, an increase of 87% versus the prior year quarter.
  Over 2,725 full-time U.S. based collectors, an increase of 70% versus the fourth quarter of 2016.
  ERC of $5.70 billion, an increase of 5% versus the third quarter of 2017.

Full Year Highlights

  Raised capital in anticipation of increased investment opportunity in the U.S.
  Set a record level of total investment of $1.11 billion, excluding business acquisitions, as well as set records in both Americas Core and Americas Insolvency.
  Opened two new call centers in the U.S. to accommodate increased portfolio investment.
  Added over 1,100 net new full-time U.S. based collectors.
  Collected more cash than ever before in Europe Core.
  Made significant operational improvements in Europe.
  Cash collections of $1.51 billion, an increase of 1% versus 2016 driven largely by a 6% increase in U.S. call center cash collections.
  ERC increased $656 million, or 13%, from the end of 2016.

Cash Collections and Revenues

  The following table presents cash collections by quarter and by source on an as reported and currency-adjusted basis:

Cash Collection Source	2017				2016
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas-Core	$204,245	$212,756	$217,020	$226,906	$193,360
Americas-Insolvency	59,103	60,436	53,163	49,813	52,988
Europe-Core	107,124	102,681	99,121	98,081	97,429
Europe-Insolvency	5,794	5,961	5,371	5,030	4,974
Total Cash Collections	$376,266	$381,834	$374,675	$379,830	$348,751

Cash Collection Source -
Constant Currency Adjusted	2017				2016
($ in thousands)	Q4				Q4
Americas-Core	$204,245				$193,867
Americas-Insolvency	59,103				53,170
Europe-Core	107,124				104,892
Europe-Insolvency	5,794				5,354
Total Cash Collections	$376,266				$357,283

  Cash collections in the quarter increased 8% versus the prior year quarter.  U.S. call center cash collections increased 16% primarily from hiring additional collectors and portfolio acquisitions.  Americas Insolvency cash collections increased 12% primarily as a result of increased portfolio purchases in 2017.  This was partially offset by a decrease of 5% in U.S. legal cash collections.  Full year cash collections increased 1% driven primarily by growth in U.S. call center cash collections.
  Net finance receivable revenue increased 50% versus the prior year quarter due to an outsized allowance charge in the fourth quarter of 2016.  Additionally, net finance receivable revenue was increased by significant portfolio investment and yield increases on certain pools.  For the full year, net finance receivable revenue increased 5%.
  Fee income declined 71% primarily as a result of the sale of two fee-based subsidiaries earlier in the year.  For the full year, fee income declined 68%.

Expenses

  Operating expenses in the quarter increased from the previous year largely due to increases in compensation and employee services expense.  This is due to the increase in the number of U.S. based collectors as the Company accommodates growth in supply of nonperforming loans domestically.  This was partially offset by lower legal collection expenses due to fewer accounts qualifying for the legal collections channel and lower agency fees due to the sale of subsidiaries earlier in the year.  For the full year, operating expenses decreased 2%.
  During the quarter, the Company recorded $5.3 million in pre-tax, noncash interest expense and amortization of debt issuance costs, a $0.4 million expense on interest rate swap agreements, and $1.0 million in amortization of intangible assets.
  The full year effective tax rate was negative due to a revaluation of deferred tax assets and liabilities as a result of the Tax Cuts and Jobs Act.  The revaluation resulted in a provisional decrease to net deferred tax liabilities.  The net, after-tax impact related to the revaluation of the deferred tax liability was $73.2 million.

Portfolio Acquisitions

  PRA Group invested $374.6 million in new finance receivables in the fourth quarter.
  The Company had in place forward flow commitments as of the end of 2017 for the purchase of nonperforming loans during 2018 with a maximum purchase price of $203.2 million.

Portfolio Purchase Source	2017				2016
($ in thousands)	Q4	Q3	Q2	Q1	Q4
Americas-Core	$160,278	$115,572	$144,871	$115,166	$91,800
Americas-Insolvency	44,195	73,497	100,040	67,123	20,929
Europe-Core	152,417	14,695	42,876	39,505	80,129
Europe-Insolvency	17,698	7,146	7,860	6,020	6,943
Total Portfolio Purchasing	$374,588	$210,910	$295,647	$227,814	$199,801

Conference Call Information
PRA Group will hold a conference call today at 5:00 p.m. ET to discuss results with institutional investors and stock analysts.  To listen to a webcast of the call and view the accompanying slides, visit http://ir.pragroup.com/events.cfm.   To listen by phone, call 888-695-7639 in the U.S. or 970-315-0482 outside the U.S.  The conference ID is 4276657.  To listen to a replay of the call until March 6, 2018, call 855-859-2056 in the U.S. or 404-537-3406 outside the U.S. and use conference ID 4276657.

About PRA Group
As a global leader in acquiring and collecting nonperforming loans, PRA Group returns capital to banks and other creditors to help expand financial services for consumers in the Americas and Europe. With nearly 5,100 employees worldwide, PRA Group companies collaborate with customers to help them resolve their debt. For more information, please visit www.pragroup.com.

About Forward Looking Statements
Statements made herein which are not historical in nature, including PRA Group’s or its management's intentions, hopes, beliefs, expectations, representations, projections, plans or predictions of the future, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

The forward-looking statements in this press release are based upon management's current beliefs, estimates, assumptions and expectations of PRA Group’s future operations and financial and economic performance, taking into account currently available information. These statements are not statements of historical fact or guarantees of future performance, and there can be no assurance that anticipated events will transpire or that our expectations will prove to be correct. Forward-looking statements involve risks and uncertainties, some of which are not currently known to PRA Group. Actual events or results may differ materially from those expressed or implied in any such forward-looking statements as a result of various factors, including risk factors and other risks that are described from time to time in PRA Group’s filings with the Securities and Exchange Commission including but not limited to PRA Group’s annual reports on Form 10-K, its quarterly reports on Form 10-Q and its current reports on Form 8-K, which are available through PRA Group's website and contain a detailed discussion of PRA Group's business, including risks and uncertainties that may affect future results.

Due to such uncertainties and risks, you are cautioned not to place undue reliance on such forward-looking statements, which speak only as of today. Information in this press release may be superseded by recent information or statements, which may be disclosed in later press releases, subsequent filings with the Securities and Exchange Commission or otherwise. Except as required by law, PRA assumes no obligation to publicly update or revise its forward-looking statements contained herein to reflect any change in PRA Group’s expectations with regard thereto or to reflect any change in events, conditions or circumstances on which any such forward-looking statements are based, in whole or in part.

PRA Group, Inc.
Unaudited Consolidated Income Statements
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016

Revenues:
Income recognized on finance receivables, net	$198,177	$131,965	$780,803	$745,119
Fee income	6,043	21,171	24,916	77,381
Other revenue	1,454	2,122	7,855	8,080
Total revenues	205,674	155,258	813,574	830,580

Operating expenses:
Compensation and employee services	69,253	61,390	273,033	258,846
Legal collection expenses	28,842	34,726	119,398	132,202
Agency fees	7,877	10,695	35,530	44,922
Outside fees and services	15,815	16,683	62,792	63,098
Communication	8,028	7,652	33,132	33,771
Rent and occupancy	3,985	4,001	14,823	15,710
Depreciation and amortization	4,666	6,020	19,763	24,359
Other operating expenses	12,032	7,023	44,103	39,466
Total operating expenses	150,498	148,190	602,574	612,374
Income from operations	55,176	7,068	211,000	218,206

Other income and (expense):
Gain on sale of subsidiaries	-	-	48,474	-
Interest expense, net	(28,379)	(21,026)	(98,041)	(80,864)
Foreign exchange gain/(loss)	317	(2,619)	(1,104)	2,564
Other	(2,790)	(5,823)	(2,790)	(5,823)
Income/(loss) before income taxes	24,324	(22,400)	157,539	134,083

Income tax (benefit)/expense	(64,393)	(7,053)	(11,536)	43,191
Net income/(loss)	$88,717	$(15,347)	$169,075	$90,892
Adjustment for net income attributable to noncontrolling interests	1,847	2,301	6,810	5,795
Net income/(loss) attributable to PRA Group, Inc.	$86,870	$(17,648)	$162,265	$85,097

Net income per common share attributable to PRA Group, Inc.:
Basic	$1.92	$(0.38)	$3.55	$1.84
Diluted	$1.92	$(0.38)	$3.54	$1.83

Weighted average number of shares outstanding:
Basic	45,170	46,346	45,671	46,316
Diluted	45,318	46,346	45,823	46,388

PRA Group, Inc.
Consolidated Balance Sheets
(in thousands)
	(unaudited)
	December 31,	December 31,
ASSETS	2017	2016

Cash and cash equivalents	$120,516	$94,287
Investments	78,290	68,543
Finance receivables, net	2,771,921	2,307,969
Other receivables, net	15,770	11,650
Income taxes receivable	21,686	9,427
Net deferred tax asset	57,529	28,482
Property and equipment, net	49,311	38,744
Goodwill	526,513	499,911
Intangible assets, net	23,572	27,935
Other assets	32,656	33,808
Assets held for sale	-	43,243

Total assets	$3,697,764	$3,163,999

LIABILITIES AND EQUITY

Liabilities:
Accounts payable	$4,992	$2,459
Accrued expenses	85,993	82,699
Income taxes payable	10,771	19,631
Net deferred tax liability	171,185	258,344
Interest-bearing deposits	98,580	76,113
Borrowings	2,170,182	1,784,101
Other liabilities	9,018	10,821
Liabilities held for sale	-	4,220

Total liabilities	2,550,721	2,238,388

Redeemable noncontrolling interest	9,534	8,448

Equity:
Preferred stock, par value $0.01, authorized shares, 2,000,
issued and outstanding shares, 0	-	-
Common stock, par value $0.01, 100,000 shares authorized, 45,189 shares issued and outstanding at December 31, 2017; 100,000 shares authorized,
46,356 shares issued and outstanding at December 31, 2016	452	464
Additional paid-in capital	53,870	66,414
Retained earnings	1,211,632	1,049,367
Accumulated other comprehensive loss	(178,607)	(251,944)
Total stockholders' equity - PRA Group, Inc.	1,087,347	864,301
Noncontrolling interest	50,162	52,862
Total equity	1,137,509	917,163
Total liabilities and equity	$3,697,764	$3,163,999

Select Expenses (Income)
(in thousands)	Three Months Ended
	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016	June 30, 2016	March 31, 2016
CFPB expenses including penalty and redress	-	-	-	-	-	20	21	52
Acquisition/divestiture-related expenses	-	-	-	2,100	458	216	557	1,034
Legal costs not associated with normal operations	160	218	2,615	1,024	3,741	1,511	1,623	435
Noncash interest expense - amortization of debt discount	2,823	2,796	1,809	1,155	1,136	1,127	1,109	1,100
Noncash interest expense - amortization of debt issuance costs	2,501	2,505	2,635	1,928	1,929	1,647	2,277	2,263
Change in fair value on Interest rate swap agreements	420	(1,025)	(1,578)	158	(1,064)	(669)	1,399	1,557
Amortization of intangibles	1,016	1,037	869	1,410	929	1,661	1,808	1,775
Stock-based compensation expense	2,415	2,218	1,846	2,199	(3,330)	3,332	2,699	3,437

Purchase Price Mutiples
as of December 31, 2017
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	Net Finance Receivables Balance (3)	ERC-Historical Period Exchange Rates (4)	Total Estimated Collections (5)	ERC-Current Period Exchange Rates (6)	Current Estimated Purchase Price Multiple	Original Estimated Purchase Price Multiple (7)
Americas-Core
1996-2007	$638,461	$7,219	$33,725	$2,047,118	$33,725	321%	240%
2008	166,443	4,388	15,250	374,591	15,250	225%	220%
2009	125,155	1,061	31,648	460,268	31,648	368%	252%
2010	148,205	3,511	51,797	538,470	51,797	363%	247%
2011	209,641	13,204	71,734	724,082	71,734	345%	245%
2012	254,321	25,362	104,895	678,874	104,895	267%	226%
2013	391,380	77,559	228,470	971,627	228,470	248%	211%
2014	405,672	128,029	343,236	980,416	340,320	242%	204%
2015	444,699	192,170	422,657	951,477	424,503	214%	205%
2016	455,882	283,245	599,155	987,174	604,147	217%	201%
2017	536,889	498,896	931,168	1,038,636	930,246	193%	193%
Subtotal	3,776,748	1,234,644	2,833,735	9,752,733	2,836,735
Americas-Insolvency
2004-2007	132,917	—	669	197,234	669	148%	148%
2008	108,550	—	582	168,656	582	155%	163%
2009	155,996	—	2,305	470,951	2,305	302%	214%
2010	208,962	—	3,642	547,318	3,642	262%	184%
2011	180,477	—	1,328	368,130	1,328	204%	155%
2012	251,459	—	2,971	388,242	2,971	154%	136%
2013	227,909	7,700	25,508	353,478	25,508	155%	133%
2014	148,727	26,834	40,295	210,136	40,249	141%	124%
2015	63,214	32,239	40,821	82,251	40,821	130%	125%
2016	92,381	52,221	62,163	111,592	62,530	121%	123%
2017	278,066	238,178	297,770	346,861	297,770	125%	125%
Subtotal	1,848,658	357,172	478,054	3,244,849	478,375
Total Americas	5,625,406	1,591,816	3,311,789	12,997,582	3,315,110
Europe-Core
2012	20,428	—	2,762	38,159	2,291	187%	187%
2013	20,362	558	1,810	23,557	1,473	116%	119%
2014	797,672	328,018	1,072,708	2,094,303	971,396	263%	208%
2015	422,610	244,024	485,692	731,464	461,521	173%	160%
2016	348,864	287,117	467,051	585,199	492,745	168%	167%
2017	250,596	242,800	343,106	360,511	350,842	144%	144%
Subtotal	1,860,532	1,102,517	2,373,129	3,833,193	2,280,268
Europe-Insolvency
2014	10,876	2,149	5,716	18,291	5,444	168%	129%
2015	19,409	8,219	15,323	28,808	13,950	148%	139%
2016	42,216	28,163	38,516	57,666	39,948	137%	130%
2017	38,841	39,057	48,496	49,716	49,530	128%	128%
Subtotal	111,342	77,588	108,051	154,481	108,872
Total Europe	1,971,874	1,180,105	2,481,180	3,987,674	2,389,140
Total PRA Group	$7,597,280	$2,771,921	$5,792,969	$16,985,256	$5,704,250

(1) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.
(2) For our international amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the pool was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective quarter of purchase.
(3) For our international amounts, Net Finance Receivables are presented at the December 31, 2017 exchange rate.
(4) For our international amounts, ERC-Historical Period Exchange Rates is presented at the period-end exchange rate for the respective quarter of purchase.
(5) For our international amounts, TEC is presented at the period-end exchange rate for the respective quarter of purchase.
(6) For our international amounts, ERC-Current Period Exchange Rates is presented at the December 31, 2017 exchange rate.
(7) The Original Estimated Purchase Price Multiple represents the purchase price multiple at the end of the year of acquisition.

Portfolio Financial Information
Year-to-date as of December 31, 2017
Amounts in thousands

Purchase Period	Purchase Price (1)(2)	Cash Collections (3)	Gross Revenue (3)	Amortization (3)	Allowance (3)	Net Revenue (3)	Net Finance Receivables Balance as of December 31, 2017 (4)
Americas-Core
1996-2007	$638,461	$13,427	$9,788	$3,639	$332	$9,456	$7,219
2008	166,443	6,031	3,330	2,701	252	3,078	4,388
2009	125,155	10,994	9,242	1,752	200	9,042	1,061
2010	148,205	15,587	10,650	4,937	—	10,650	3,511
2011	209,641	31,991	25,700	6,291	510	25,190	13,204
2012	254,321	40,042	25,577	14,465	100	25,477	25,362
2013	391,380	78,880	56,589	22,291	2,620	53,969	77,559
2014	405,672	114,219	80,097	34,122	1,464	78,633	128,029
2015	444,699	185,898	94,430	91,468	1,451	92,979	192,170
2016	455,882	256,531	138,663	117,868	447	138,216	283,245
2017	536,889	107,327	69,743	37,584	—	69,743	498,896
Subtotal	3,776,748	860,927	523,809	337,118	7,376	516,433	1,234,644
Americas-Insolvency
2004-2007	132,917	321	235	86	60	175	—
2008	108,550	332	119	213	472	-353	—
2009	155,996	1,581	1,581	—	—	1,581	—
2010	208,962	2,425	2,373	52	20	2,353	—
2011	180,477	3,726	3,726	—	—	3,726	—
2012	251,459	29,337	20,126	9,211	—	20,126	—
2013	227,909	47,781	14,315	33,466	—	14,315	7,700
2014	148,727	37,350	9,650	27,700	(125)	9,775	26,834
2015	63,214	20,143	4,061	16,082	—	4,061	32,239
2016	92,381	30,426	5,955	24,471	1,030	4,925	52,221
2017	278,066	49,093	9,204	39,889	—	9,204	238,178
Subtotal	1,848,658	222,515	71,345	151,170	1,457	69,888	357,172
Total Americas	5,625,406	1,083,442	595,154	488,288	8,833	586,321	1,591,816
Europe-Core
2012	20,428	2,038	2,058	-20	—	2,058	—
2013	20,362	1,239	844	395	62	782	558
2014	797,672	220,765	122,904	97,861	-141	123,045	328,018
2015	422,610	86,156	33,022	53,134	1,280	31,742	244,024
2016	348,864	78,915	27,325	51,590	1,589	25,736	287,117
2017	250,596	17,894	5,177	12,717	141	5,036	242,800
Subtotal	1,860,532	407,007	191,330	215,677	2,931	188,399	1,102,517
Europe-Insolvency
2014	10,876	3,207	1,459	1,748	—	1,459	2,149
2015	19,409	5,013	1,331	3,682	134	1,197	8,219
2016	42,216	12,703	2,800	9,903	—	2,800	28,163
2017	38,841	1,233	627	606	—	627	39,057
Subtotal	111,342	22,156	6,217	15,939	134	6,083	77,588
Total Europe	1,971,874	429,163	197,547	231,616	3,065	194,482	1,180,105
Total PRA Group	$7,597,280	$1,512,605	$792,701	$719,904	$11,898	$780,803	$2,771,921

(1) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.
(2) For our international amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the pool was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period-end exchange rate for the respective quarter of purchase.
(3) For our international amounts, amounts are presented using the average exchange rates during the current reporting period.
(4) For our international amounts, Net Finance Receivables are presented at the December 31, 2017 exchange rate.

Cash Collections by Year, By Year of Purchase (1)
as of December 31, 2017
Amounts in thousands

	Purchase	Cash Collections
Purchase Period	Price (2)(3)	1996-2007	2008	2009	2010	2011	2012	2013	2014	2015	2016	2017	Total
Americas-Core
1996-2007	$638,461	$1,096,153	$222,628	$168,849	$137,689	$115,551	$89,405	$63,955	$45,247	$32,491	$20,745	$13,427	$2,006,140
2008	166,443		47,253	72,080	62,363	53,654	42,850	31,307	21,027	13,786	8,989	6,031	359,340
2009	125,155		—	40,703	95,627	84,339	69,385	51,121	35,555	24,896	16,000	10,994	428,620
2010	148,205		—	—	47,076	113,554	109,873	82,014	55,946	38,110	24,515	15,587	486,675
2011	209,641		—	—	—	61,971	174,461	152,908	108,513	73,793	48,711	31,991	652,348
2012	254,321		—	—	—	—	56,901	173,589	146,198	97,267	59,981	40,042	573,978
2013	391,380		—	—	—	—	—	101,614	247,849	194,026	120,789	78,880	743,158
2014	405,672		—	—	—	—	—	—	92,660	253,448	170,311	114,219	630,638
2015	444,699		—	—	—	—	—	—	—	116,951	228,432	185,898	531,281
2016	455,882		—	—	—	—	—	—	—	—	138,723	256,531	395,254
2017	536,889		—	—	—	—	—	—	—	—	—	107,327	107,327
Subtotal	3,776,748	1,096,153	269,881	281,632	342,755	429,069	542,875	656,508	752,995	844,768	837,196	860,927	6,914,759
Americas-Insolvency
2004-2007	132,917	61,154	42,794	33,842	27,347	18,234	8,574	1,884	1,151	802	463	321	196,566
2008	108,550	—	14,024	35,894	37,974	35,690	28,956	11,650	1,884	1,034	635	332	168,073
2009	155,996	—	—	16,635	81,780	102,780	107,888	95,725	53,945	5,781	2,531	1,581	468,646
2010	208,962	—	—	—	39,486	104,499	125,020	121,717	101,873	43,649	5,008	2,425	543,677
2011	180,477	—	—	—	—	15,218	66,379	82,752	85,816	76,915	35,996	3,726	366,802
2012	251,459	—	—	—	—	—	17,388	103,610	94,141	80,079	60,715	29,337	385,270
2013	227,909	—	—	—	—	—	—	52,528	82,596	81,679	63,386	47,781	327,970
2014	148,727	—	—	—	—	—	—	—	37,045	50,880	44,313	37,350	169,588
2015	63,214	—	—	—	—	—	—	—	—	3,395	17,892	20,143	41,430
2016	92,381	—	—	—	—	—	—	—	—	—	18,869	30,426	49,295
2017	278,066	—	—	—	—	—	—	—	—	—	—	49,093	49,093
Subtotal	1,848,658	61,154	56,818	86,371	186,587	276,421	354,205	469,866	458,451	344,214	249,808	222,515	2,766,410
Total Americas	5,625,406	1,157,307	326,699	368,003	529,342	705,490	897,080	1,126,374	1,211,446	1,188,982	1,087,004	1,083,442	9,681,169
Europe-Core
2012	20,428	—	—	—	—	—	11,604	8,995	5,641	3,175	2,198	2,038	33,651
2013	20,362	—	—	—	—	—	—	7,068	8,540	2,347	1,326	1,239	20,520
2014	797,672	—	—	—	—	—	—	—	153,180	291,980	246,365	220,765	912,290
2015	422,610	—	—	—	—	—	—	—	—	45,760	100,263	86,156	232,179
2016	348,864	—	—	—	—	—	—	—	—	—	40,368	78,915	119,283
2017	250,596	—	—	—	—	—	—	—	—	—	—	17,894	17,894
Subtotal	1,860,532	—	—	—	—	—	11,604	16,063	167,361	343,262	390,520	407,007	1,335,817
Europe-Insolvency
2014	10,876	—	—	—	—	—	—	—	5	4,297	3,921	3,207	11,430
2015	19,409	—	—	—	—	—	—	—	—	2,954	4,366	5,013	12,333
2016	42,216	—	—	—	—	—	—	—	—	—	6,175	12,703	18,878
2017	38,841	—	—	—	—	—	—	—	—	—	—	1,233	1,233
Subtotal	111,342	—	—	—	—	—	—	—	5	7,251	14,462	22,156	43,874
Total Europe	1,971,874	—	—	—	—	—	11,604	16,063	167,366	350,513	404,982	429,163	1,379,691
Total PRA Group	$7,597,280	$1,157,307	$326,699	$368,003	$529,342	$705,490	$908,684	$1,142,437	$1,378,812	$1,539,495	$1,491,986	$1,512,605	$11,060,860

(1) For our international amounts, Cash Collections are presented using the average exchange rates during the cash collection period.
(2) The amount reflected in the Purchase Price also includes the acquisition date finance receivables portfolios that were acquired through our various business acquisitions.
(3) For our international amounts, Purchase Price is presented at the exchange rate at the end of the quarter in which the portfolio was purchased. In addition, any purchase price adjustments that occur throughout the life of the pool are presented at the period end exchange rate for the respective quarter of purchase.

Investor Contact:
Darby Schoenfeld
Vice President, Investor Relations
(757) 431-7913
Darby.Schoenfeld@PRAGroup.com

News Media Contact:
Nancy Porter
Vice President, Corporate Marketing
(757) 431-7950
Nancy.Porter@PRAGroup.com